                                                              EXHIBIT 99.12



                        INHALE THERAPEUTIC SYSTEMS, INC.

                  STOCK OPTION ASSUMPTION AND CONVERSION NOTICE
    (THE BRADFORD PARTICLE DESIGN PLC UNAPPROVED EMPLOYEE SHARE OPTION SCHEME
                                  (SCHEDULE 1)
                           - 2000 STOCK OPTION GRANTS)


The undersigned Executive Officer, upon delegation from the Board of Directors of Inhale Therapeutic Systems, Inc. ("INHALE"), pursuant to the assumption by Inhale of stock options ("BPD OPTIONS") granted under The Bradford Particle Design plc Unapproved Employee Share Option Scheme following Inhale's acquisition of Bradford Particle Design plc, hereby exchanges for Optionholder's BPD Options an option to purchase the number of shares of Inhale's Common Stock set forth below ("ROLL-OVER OPTION"). Except as specifically set forth in this notice, Optionholder's Roll-Over Option is otherwise subject to all of the terms and conditions as set forth in The Bradford Particle Design plc Unapproved Employee Share Option Scheme (as amended by Schedule 1 to that Scheme), which is incorporated herein in its entirety.

Optionholder:                             ___________________
Optionholder Address:                     ___________________
Optionholder National Insurance No.:      ___________________
Date of Grant:                            ____________, 2000
Number of  Inhale Shares Subject to Option: ___________ (_______)
Exercise Price Per Share:                 USD$7.00
Expiration Date:                          ____________ , 2010

TYPE OF GRANT:             Nonstatutory Stock Option

EXERCISE SCHEDULE:         From January 8, 2001 through _________________, 2010


PAYMENT:                   By one or a combination of the following items:
                                    By cash or check
                                    Pursuant to a Regulation T Program if the Inhale shares are publicly traded
                                    By delivery of already-owned shares if the
                                       Inhale shares are publicly traded



Please note that you will not be able to exercise your BPD option until Inhale has filed a Form S-8 with the Securities and Exchange Commission. Once the Form S-8 has been filed, you will receive more detailed information about the terms of BPD Options in the form of a question and answer prospectus. Please note that a Form S-8 is available for the exercise of your Option only by you or by your family members who have acquired the Option from you through a gift or a domestic relations order. It is not available for the exercise of options transferred for value. (This will be explained in more detail in the question and answer prospectus.) Therefore, the Inhale Board of Directors will not approve a transfer of your Option unless the Form S-8 will be available for the exercise of the Option.



INHALE  THERAPEUTIC SYSTEMS, INC.

BY: _________________________________
              SIGNATURE


    _________________________________